PLACEMENT AGENCY AGREEMENT

February 13, 2004

PFMAM, Inc.
One Keystone Plaza, Suite 300
North Front & Market Streets
Harrisburg, Pennsylvania 17101

Gentlemen:

            This is to confirm that, in consideration of the agreements hereinafter contained, Cadre Institutional Investors Trust, on behalf of the series of the Trust named in Schedule A of this Agreement (each, a "Portfolio" and collectively, the "Portfolios"), organized as a Delaware business trust and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company, agrees that PFMAM, Inc. ("PFMAM") shall be the placement agent (the "Placement Agent") of shares of each Portfolio ("Shares"), and to confirm that PFMAM agrees to serve in such capacity, in accordance with the terms of this Agreement.

            1. Services as Placement Agent.

            1.1. PFMAM will act as Placement Agent of the Shares of the Portfolios. In acting as Placement Agent under this Agreement, neither PFMAM nor its employees nor any agents thereof shall make any offer or sale of Shares in a manner which would require the Shares to be registered under the Securities Act of 1933, as amended (the "1933 Act").

            1.2. All activities by PFMAM and its agents and employees as Placement Agent of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

            1.3. Nothing herein shall be construed to require the Trust to accept any offer to purchase any Shares, all of which shall be subject to approval by the Board of Trustees of the Trust.

            1.4. The Trust shall furnish for use in connection with the sale of Shares such information with respect to the Portfolios and Shares as PFMAM may reasonably request from time to time. The Trust shall also furnish PFMAM upon request with: (a) unaudited semi-annual and audited annual statements of the books and accounts of each Portfolio prepared by the Trust, and (b) such additional information regarding the financial or regulatory condition of the Trust and the Portfolios as PFMAM may from time to time reasonably request.

            1.5. The Trust represents to PFMAM that all registration statements filed by the Trust with the Commission under the 1940 Act with respect to the Portfolios have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed by the Trust with the Commission as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Trust Portfolio. The Trust represents and warrants to PFMAM that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statements or amendments thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

            The Trust may but shall not be obligated to propose from time to time such amendments to any registration statement as in the light of future developments may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such an amendment and/or supplement within fifteen days after receipt by the Trust of a written request from PFMAM to do so, PFMAM may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement without giving PFMAM reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendment to any registration statement as the Trust may deem advisable, such right being in all respects absolute and unconditional.

            1.6. The Trust agrees to indemnify, defend and hold PFMAM, its several officers and directors, and any person who controls PFMAM within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material relating to the Portfolios ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Trust's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Trust by PFMAM in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving by PFMAM of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify PFMAM and the Trust's representations and warranties herein before set forth in paragraph 1.5 shall not be deemed to cover any liability to the Trust or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement.

            The Trust shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Trust, c/o Kenneth S. Gerstein, Esq., Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, with a copy to Debbie Goodnight, One Keystone Plaza, Suite 300, North Front & Market Streets, Harrisburg, Pennsylvania 17101, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Trust of any such action shall not relieve the Trust from any liability except to the extent that the Trust shall have been prejudiced by such failure, or from any liability that the Trust may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph.


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

            The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Trust and approved by PFMAM, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by PFMAM, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Portfolio does not elect to assume the defense of any such suit, or in case PFMAM reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by PFMAM or such Covered Person.

            The Trust's indemnification agreement contained in this paragraph and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Trust agrees to notify PFMAM promptly of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

            1.7. PFMAM agrees to indemnify, defend and hold the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by PFMAM in its capacity as Placement Agent for use in the answers to any of the items of any registration statement or in any statements in any Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by PFMAM to the Portfolio required to be stated in such answers or necessary to make such information not misleading.

            PFMAM shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to PFMAM at One Keystone Plaza, Suite 300, North Front & Market Streets, Harrisburg, Pennsylvania 17101, Attention: Debbie Goodnight, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. PFMAM shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Trust if such action is based solely on such alleged misstatement or omission on PFMAM's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify PFMAM of any such action shall not relieve PFMAM from any liability except to the extent that PFMAM shall have been prejudiced by such failure, or from any liability that PFMAM may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of PFMAM's indemnity agreement contained in this paragraph.


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

            1.8. No Shares shall be offered by either PFMAM or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Trust's obligation to redeem Shares from any investor in accordance with the provisions of the Trust's registration statement or its Declaration of Trust, as amended from time to time.

            1.9. The Trust agrees to advise PFMAM as soon as reasonably practical by a notice in writing delivered to PFMAM or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

                  (b) in the event of the issuance by the Commission or by a court of any order suspending the effectiveness of the registration statement then in effect or prohibiting the offering or sale of Shares, or the initiation by service of process on the Trust of any proceeding for any such purposes;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

                  (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

            For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

            1.10. In addition to the services provided by PFMAM as Placement Agent pursuant to this Agreement, PFMAM and its affiliates provide various other services to the Trust and the Portfolios for which they receive compensation. PFMAM therefore agrees to provide services pursuant to this Agreement without the payment by the Trust or the Portfolios of any compensation therefor.


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

            2. Term.

            This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue until February 13, 2006, and thereafter shall continue in effect with respect to a Portfolio automatically for successive annual periods, provided such continuance is specifically approved at least annually on behalf of such Portfolio by (i) the Board of Trustees of the Trust or (ii) by a vote of a majority (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of the Trust or PFMAM, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty with respect to the Trust or any Portfolio, on not less than 60 days' notice: by the Board of Trustees of the Trust; by vote of a majority (as defined in the 1940
Act) of a Portfolio's outstanding voting securities (but only with respect to such Portfolio); or by PFMAM. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). The provisions of paragraphs 1.6 and 1.7 shall survive the termination of this Agreement.

            3. Representations and Warranties.

            PFMAM and the Trust each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

            4. Governing Law, etc.

            This Agreement shall be governed and interpreted in accordance with the laws of the State of New York (without reference to conflict of law principles) and the applicable provisions of the 1940 Act. To the extent that any provisions of New York law conflict with the 1940 Act, the latter shall control.

            The Trust and PFMAM agree that the obligations of the Trust under this Agreement shall not be binding upon any of the members of the Board of Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Portfolios, as provided in the Declaration of Trust.

                                      * * *

            If the foregoing is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective upon commencement of the operations of the Portfolios.

                                           Yours very truly,

                                           CADRE INSTITUTIONAL INVESTORS TRUST
                                           PORTFOLIO

                                           By: /s/ Debra J. Goodnight
                                               -------------------------------
                                               Name: Debra J. Goodnight
                                               -------------------------------
                                               Title: Treasurer
                                               -------------------------------

Accepted:
PFMAM, INC.
By: /s/ Marty Margolis
    -------------------------------
    Name: Marty Margolis
    -------------------------------
    Title: President
    -------------------------------


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

                                   Schedule A

U.S. Government Money Market Portfolio
Money Market Portfolio


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